. EXHIBIT 99.2
To assist investors in assessing 1Q24 results, the following disclosures have been made available in this 8-K filing:
–Identified items of $0.00 per share assuming dilution, as noted on page 1 of the news release
–A reconciliation of cash flow from operations and asset sales excluding working capital on page 1 of this exhibit and on page 6 of the news release

1Q24 INVESTOR RELATIONS DATA SUMMARY (PAGE 1 of 4)
Earnings/(Loss), $M (unless noted)		1Q24	4Q23	3Q23	2Q23	1Q23
Upstream	United States	1,054	84	1,566	920	1,632
	Non-U.S.	4,606	4,065	4,559	3,657	4,825
	Total	5,660	4,149	6,125	4,577	6,457
Energy Products	United States	836	1,329	1,356	1,528	1,910
	Non-U.S.	540	1,878	1,086	782	2,273
	Total	1,376	3,207	2,442	2,310	4,183
Chemical Products	United States	504	478	338	486	324
	Non-U.S.	281	(289)	(89)	342	47
	Total	785	189	249	828	371
Specialty Products	United States	404	386	326	373	451
	Non-U.S.	357	264	293	298	323
	Total	761	650	619	671	774
Corporate and Financing		(362)	(565)	(365)	(506)	(355)
Net income attributable to ExxonMobil (U.S. GAAP)		8,220	7,630	9,070	7,880	11,430
Earnings/(Loss) per common share (U.S. GAAP)		2.06	1.91	2.25	1.94	2.79
Earnings/(Loss) per common share - assuming dilution (U.S. GAAP)		2.06	1.91	2.25	1.94	2.79

Effective Income Tax Rate, %		36%	30%	34%	33%	34%

Capital and Exploration Expenditures, $M		1Q24	4Q23	3Q23	2Q23	1Q23
Upstream	United States	2,269	2,258	2,241	2,206	2,108
	Non-U.S.	2,313	3,512	2,560	2,403	2,473
	Total	4,582	5,770	4,801	4,609	4,581
Energy Products	United States	179	227	261	349	358
	Non-U.S.	348	485	386	382	327
	Total	527	712	647	731	685
Chemical Products	United States	152	211	103	152	285
	Non-U.S.	281	641	268	507	546
	Total	433	852	371	659	831
Specialty Products	United States	8	22	16	14	11
	Non-U.S.	68	127	95	89	80
	Total	76	149	111	103	91
Other		221	274	92	64	192
Total Capital and Exploration Expenditures		5,839	7,757	6,022	6,166	6,380
Exploration expenses, including dry holes		148	139	338	133	141

Cash Capital Expenditures, $M		1Q24	4Q23	3Q23	2Q23	1Q23
Additions to property, plant and equipment		5,074	6,228	4,920	5,359	5,412
Net investments and advances		206	506	276	284	367
Total Cash Capital Expenditures		5,280	6,734	5,196	5,643	5,779

Total Cash and Cash Equivalents, $G		33.3	31.6	33.0	29.6	32.7

Total Debt, $G		40.4	41.6	41.3	41.5	41.4

Cash Flow from Operations and Asset Sales excluding working capital (non-GAAP), $M		1Q24	4Q23	3Q23	2Q23	1Q23
Net cash provided by operating activities (GAAP)		14,664	13,682	15,963	9,383	16,341
Proceeds associated with asset sales		703	1,020	917	1,287	854
Cash flow from operations and asset sales (non-GAAP)		15,367	14,702	16,880	10,670	17,195
Changes in operational working capital		(2,008)	2,191	(1,821)	3,583	302
Cash flow from operations and asset sales excluding working capital (non-GAAP)		13,359	16,893	15,059	14,253	17,497

Common Shares Outstanding, millions		1Q24	4Q23	3Q23	2Q23	1Q23
At quarter end		3,943	3,971	3,963	4,003	4,043
Weighted-average - assuming dilution		3,998	4,010	4,025	4,066	4,102

.

1Q24 INVESTOR RELATIONS DATA SUMMARY (PAGE 2 of 4)
Upstream Volumes	1Q24	4Q23	3Q23	2Q23	1Q23
Liquids production (kbd) ¹
United States	816	851	756	785	820
Canada/Other Americas	772	709	655	618	670
Europe	4	3	4	4	4
Africa	224	231	229	206	220
Asia	711	722	713	702	749
Australia/Oceania	30	34	40	38	32
Worldwide liquids production	2,557	2,550	2,397	2,353	2,495
¹ Net production of crude oil, natural gas liquids, bitumen and synthetic oil, kbd.

Natural gas production available for sale (mcfd)
United States	2,241	2,262	2,271	2,346	2,367
Canada/Other Americas	94	98	94	97	94
Europe	377	367	368	375	548
Africa	150	149	129	86	134
Asia	3,274	3,486	3,528	3,350	3,597
Australia/Oceania	1,226	1,283	1,358	1,275	1,276
Worldwide natural gas production available for sale	7,362	7,645	7,748	7,529	8,016

Oil-equivalent production, koebd ²	3,784	3,824	3,688	3,608	3,831
² Natural gas is converted to an oil-equivalent basis at six million cubic feet per one thousand barrels.

Manufacturing Throughput and Sales	1Q24	4Q23	3Q23	2Q23	1Q23
Refinery throughput, kbd
United States	1,900	1,933	1,868	1,944	1,643
Canada	407	407	415	388	417
Europe	954	1,014	1,251	1,209	1,189
Asia Pacific	402	450	517	463	565
Other	180	82	164	169	184
Worldwide refinery throughput	3,843	3,886	4,215	4,173	3,998

Energy Products sales, kbd
United States	2,576	2,704	2,626	2,743	2,459
Non-U.S.	2,656	2,653	2,925	2,916	2,818
Worldwide Energy Products sales	5,232	5,357	5,551	5,658	5,277

Gasolines, naphthas	2,178	2,255	2,316	2,401	2,177
Heating oils, kerosene, diesel	1,742	1,735	1,834	1,842	1,770
Aviation fuels	339	328	358	344	312
Heavy fuels	214	185	229	228	215
Other energy products	759	854	814	844	803
Worldwide Energy Products sales	5,232	5,357	5,551	5,658	5,277

Chemical Products sales, kt
United States	1,847	1,743	1,750	1,725	1,561
Non-U.S.	3,207	3,033	3,358	3,124	3,088
Worldwide Chemical Products sales	5,054	4,776	5,108	4,849	4,649

Specialty Products sales, kt
United States	495	473	498	514	476
Non-U.S.	1,463	1,367	1,414	1,391	1,464
Worldwide Specialty Products sales	1,959	1,839	1,912	1,905	1,940

.

1Q24 INVESTOR RELATIONS DATA SUMMARY (PAGE 3 of 4)
Earnings Factor Analysis, $M	1Q24 vs 1Q23	1Q24 vs 4Q23
Upstream
Prior Period	6,457	4,149
Price	(820)	(490)
Advantaged Volume Growth (Advantaged assets)	430	190
Base Volume	(400)	(310)
Structural Cost Savings	90	20
Expenses	(160)	10
Identified Items	160	2,120
Other	(470)	(70)
Timing Effects	370	40
Current Period	5,660	5,660
Energy Products
Prior Period	4,183	3,207
Margin	(2,000)	540
Advantaged Volume Growth (Strategic projects)	140	—
Base Volume	(210)	(290)
Structural Cost Savings	140	—
Expenses	(290)	(150)
Identified Items	30	(190)
Other	40	(680)
Timing Effects	(660)	(1,060)
Current Period	1,376	1,376
Chemical Products
Prior Period	371	189
Margin	200	80
Advantaged Volume Growth (High-value products)	40	10
Base Volume	160	120
Structural Cost Savings	20	—
Expenses	10	10
Identified Items	—	390
Other	(20)	(10)
Current Period	785	785
Specialty Products
Prior Period	774	650
Margin	30	70
Advantaged Volume Growth (High-value products)	—	20
Base Volume	(20)	30
Structural Cost Savings	20	—
Expenses	(40)	50
Identified Items	—	90
Other	—	(150)
Current Period	761	761

.

1Q24 INVESTOR RELATIONS DATA SUMMARY (PAGE 4 of 4)
Upstream Volume Factor Analysis, koebd	1Q24 vs 1Q23	1Q24 vs 4Q23
Prior Period	3,831	3,824
Entitlements - Price / Spend / Other	(41)	(84)
Government Mandates	(17)	12
Divestments	(66)	(25)
Growth / Other	77	57
Current Period	3,784	3,784

Average Realization Data	1Q24	4Q23	3Q23	2Q23	1Q23
United States
ExxonMobil
Crude ($/b)	74.96	76.64	80.45	71.36	73.95
Natural Gas ($/kcf)	2.22	2.55	2.30	1.45	3.20

Benchmarks
WTI ($/b)	77.06	78.37	82.50	73.78	76.11
ANS-WC ($/b)	81.37	84.02	87.90	78.43	79.14
Henry Hub ($/mbtu)	2.25	2.88	2.54	2.09	3.44

Non-U.S.
ExxonMobil
Crude ($/b)	72.00	74.23	77.48	70.08	67.93
Natural Gas ($/kcf)	11.37	12.58	10.50	11.44	17.39
European NG ($/kcf)	14.04	17.34	13.71	14.61	27.46

Benchmarks
Brent ($/b)	83.24	84.05	86.76	78.40	81.28

The above numbers reflect ExxonMobil’s current estimate of volumes and realizations given data available as of the end of the first quarter of 2024. Volumes and realizations may be adjusted when full statements on joint venture operations are received from outside operators. ExxonMobil management assumes no duty to update these estimates.

Sources and Uses of Funds, $M	1Q24
Beginning Cash	31,568
Earnings	8,220
Depreciation	4,812
Working Capital / Other	1,632
Proceeds Associated with Asset Sales	703
Cash Capital Expenditures ¹	(5,280)
Shareholder Distributions	(6,816)
Debt / Other Financing	(1,490)
Ending Cash	33,349
¹ 1Q24 Cash Capital Expenditures includes PP&E adds of ($5.1B) and net advances of ($0.2B).

Throughout this press release, both Exhibit 99.1 as well as Exhibit 99.2, due to rounding, numbers presented may not add up precisely to the totals indicated.